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                                                           Exhibit 10.16

                                                           Lease Number 10070
                                                           Page 1 of 18 pages

                       DOMINION VENTURES MASTER LEASE AGREEMENT

LESSOR/AGENT:                          LESSEE:
Dominion Ventures, Inc.                Osiris Therapeutics, Inc
44 Montgomery Street, Suite 4200       11000 Cedar Avenue
San Francisco, CA 94104                Cleveland, OH 44106

Master Lease Line:      Initial Term:       Rent Factor:
------------------      -------------       ------------
$1,500,000.00           48 Months           2.54%
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Advance Rental                    Security Deposit
--------------                    ----------------
(Rent Factor x Master Lease)      (Rent Factor x Master Lease)
$38,100.00                         $0.00
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Effective Date:                   Funding Expiration Date:
---------------                   ------------------------
February 28, 1994                    February 27, l995
------------------------------------------------------------------------------

The Master Lease Line, specified above, shall remain open until fully funded or until the Funding Expiration Date noted above whichever occurs first. The Term "Equipment" means the items of personal property that are listed on the Equipment Schedule Agreements (the "Schedules") attached or from time to time added to this Lease, together with all replacement parts, additions and accessories incorporated thereto. Schedules, each of which shall have a total cost of not less than ten thousand dollars ($10,000.00), may be added to this Lease not more frequently than once per month and in any event only with the prior approval of Lessor. Equipment is to be limited to the types of equipment described in Exhibit A attached hereto, the original use of which commences with Lessee not more than ninety (90) days prior to the date of this Lease. No item of Equipment shall have a unit cost of less than one thousand dollars ($1,000.00) or be subject to an invoice of less than five thousand dollars ($5,000.00). Lessee acknowledges that Lessor must specifically segregate funds for this Master Lease Line. Advance Rental paid under this Lease is nonrefundable for any reason; but, for each item of Equipment shall be credited to the last complete calendar month's rent for such item, subject to the condition's of Paragraph 6.

    See attached Schedules for detailed Equipment descriptions and effective dates.

    This Lease and the Schedules attached hereto are subject to the terms and conditions set forth above and on subsequent pages which are made part hereof.

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    l.   TRUE LEASE.  Lessor leases to Lessee, and Lessee hires and takes from Lessor, the Equipment. It is the intent of both Lessor and Lessee that this agreement be a true lease and not a lease intended as security or a conditional sales agreement. Lessor and Lessee also agree to treat this Lease as a true lease for income tax purposes.

    2. EOUIPMENT AND LIABILITY. Lessee shall select the type and quantity of each item of Equipment designated in the appropriate Schedule. Lessee shall defer to Lessor's ability to obtain discount pricing from suppliers of equipment, and any discounts and rebates resulting from the purchase of Equipment shall be remitted to Lessor. Lessee shall order each item from the respective supplier and, in reliance thereon and subject to its prior approval, Lessor shall be deemed to have ordered and acquired such Equipment from such supplier. At Lessor's request, Lessee shall formally assign the purchase order for such Equipment to Lessor. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER, RETAILER OR DISTRIBUTOR OF THE EQUIPMENT, THAT SAID ENTITIES ARE NOT AGENTS OF LESSOR, THAT LESSEE RENTS THE EQUIPMENT "AS IS", AND THAT LESSOR HAS ACCEPTED NO RESPONSIBILITY FOR THE TRANSPORTATION, INSTALLATION OR REQUIRED LICENSING NECESSARY FOR THE TRANSFER, INSTALLATION OR USE OF THE EQUIPMENT. Lessor shall not be liable for specific performance of this Lease nor for damages if for any reason a supplier declines, delays or fails to fill any order. Lessee agrees to accept the Equipment and authorizes Lessor to add the serial number of the Equipment to this Lease. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by the Equipment, its use or maintenance; nor for any delay or failure to provide any of the Equipment; nor for any interruption of service or loss of use of the Equipment; nor for any loss of business or damages whatsoever and howsoever caused.

    3. WARRANTIES. LESSEE HAS NOT RELIED UPON AND ACKNOWLEDGES THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION ITS CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICUUAR PURPOSE. NO DEFECT OR UNFITNESS OF THE EQUIPMENT NOR OTHER CLAIM REGARDING CONDITION OR USE OF THE EQUIPMENT SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR ANY OTHER OBLIGATION UNDER THIS LEASE. Lessor authorizes Lessee to enforce in its own name all warranties, agreements or representations, if any, which may be made by any supplier to Lessee or Lessor.

    4. TERM. All obligations under this Lease, except regular rental payments, shall commence immediately upon the Effective Date specified on the first page of this Agreement (the "Effective Date") and shall continue until full performance of every provision of this Lease and each Schedule and Addendum (the "Lease Term"). All obligations under each Schedule shall

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commence upon Lessee's execution of Lessor's Certificate of Inspection and
Acceptance (the "Acceptance Certificate") for the Equipment specified on such Schedule and shall terminate at the end of the Initial Term ("Noncancellable Term"). The "Initial Term", as set forth on page 1 of this Lease, shall begin on the first day of the calendar quarter following the date of the Acceptance Certificate. This Lease is irrevocable for its full term and until Lessee has performed all of its obligations hereunder.

    5.   RENTAL PAYMENTS.

         Lessee shall pay to Lessor, as rental for Equipment during each month of the Noncancellable Term of any Schedule, an amount equal to the Rent Factor set forth on page one of this Lease multiplied by the total Cost (as defined below in paragraph 7) of the Equipment to Lessor, which amount shall be due and payable in advance on the first day of each calendar month during the Noncancellable Term. If the date of the Acceptance Certificate of any Schedule shall be other than the first day of the calendar quarter, Lessee shall make rental payments ("Interim Rent") equal to one-thirtieth of the monthly rental set forth on the Schedule for each day from and including the date of the Acceptance Certificate for such Schedule, through and including the last day of the calendar quarter prior to the beginning of the Initial Term. Such Interim Rent shall be due and payable on the first day of the calendar month following the month for which such payment is assessed. In addition to any other remedies that Lessor may have under this Lease, if Lessee fails to pay any rent or other amount herein provided within five (5) business days after the same is due, Lessee shall pay to Lessor a late charge of three percent (3%) of such amount plus interest from the due date until the date of payment, calculated at the rate of one and five tenths percent (l.5%) per month, or at the highest rate permitted by applicable law, whichever is less, to compensate Lessor for additional bookkeeping and collection expense. All rents, late charges and other amounts for which Lessee is liable shall be paid to Lessor at its address as set forth above or
as otherwise directed by Lessor.   Lessor's right to receive rental payments,
as well as all other rights of Lessor to payment hereunder, shall not be subject to any defense, set off, counterclaim or recoupment which may arise out of any breach on the part of Lessor, or by reason of any other liability Lessor may owe Lessee.

    6. ADVANCE RENTAL. Upon execution of this Lease, Lessee shall pay to Lessor an Advance Rental in an amount equal to the Rent Factor multiplied by the Master Lease Line (plus applicable taxes). A pro-rata portion of the Advance Rental shall be credited to the last complete calendar month's rent for each item of Equipment. Lessee grants Lessor a security interest in the

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Advance Rental to secure all of Lessee's obligations hereunder. If the Master
Lease Line has not been fully expended by the Funding Expiration Date, Lessor shall retain the uncredited balance of the Advance Rental as compensation for expenses. Lessor shall have the right, but not the obligation, to apply the Advance Rental to cure any default of Lessee, in which event Lessee shall promptly restore the Advance Rental account to its proper balance.

    7. ADJUSTMENTS FOR ACTUAL COST. As used herein, "Cost" means the cost to Lessor of purchasing the Equipment including any sales taxes and other charges paid by Lessor and net of any discounts and rebates remitted to Lessor such rebates and discounts to be included in the Cost reflected on the Schedule. The Advance Rental is based upon the Master Lease Line, which is an estimate. If at any time the actual aggregate Cost of all Equipment exceeds the Master Lease Line, the Advance Rental shall be increased proportionately.
 Lessee shall pay any additional sums for Advance Rental due under this Lease within five (5) business days after receiving notice from Lessor. If any Schedule of Equipment causes the actual aggregate Cost of all Equipment to exceed the Master Lease Line by more than ten percent (l0%), Lessor may terminate said Schedule within fifteen (15) days after receiving invoices for such excess cost and upon request shall promptly be reimbursed by Lessee for such excess cost. If the actual aggregate Cost of all Equipment, together with any additional equipment proposed to be added to the Lease, would exceed the Master Lease Line by more than ten percent (10%), Lessor may refuse to add such equipment to this Lease, and shall so notify Lessee.

    8. TITLE. All Equipment shall remain personal property, and the title thereto shall remain exclusively in Lessor, notwithstanding the manner in which it may be attached to realty. Lessee agrees, upon the request of Lessor at any time during the Lease Term, to affix or permit Lessor to affix, in a permanent place on the Equipment, labels supplied by Lessor identifying the Equipment as property of Lessor, and shall not alter or remove any such label from any item of Equipment. Lessee shall keep the Equipment free from any and all liens and encumbrances except those created by Lessor. Lessee shall give Lessor immediate notice of any judicial process or encumbrance affecting the Equipment and shall indemnify and save Lessor harmless from any loss or damage caused thereby, including court costs, attorney fees and expenses.

    9. FILING. Lessee shall execute or cause to be executed, at Lessee's sole expense, such supplemental instruments, financing statements and landlord's waivers as Lessor deems necessary or advisable and shall cooperate to defend the title of Lessor by filing or otherwise. Lessee authorizes Lessor to record in any state, this Lease and any financing

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statements, security agreements and landlord's waivers with respect to the
Equipment or any collateral provided by Lessee to Lessor. Lessee agrees to give Lessor thirty (30) days written notice of any change in Lessee's name or place of business. Lessee agrees to give written notice to Lessor as soon as Lessee has knowledge of any change of ownership of the real property upon which or within which the Equipment is located.

    10. TAXES. Except as provided below, Lessee shall pay in a timely fashion, and shall indemnify and hold Lessor harmless against all federal, state and 4ocal taxes, assessments, license and registration fees, and other governmental charges of any kind, including those levied on motor vehicles or trailers, and any interest or penalties thereon, which may be levied, directly or indirectly, against the Equipment or with respect to its ordering, purchasing, delivery, ownership, possession, use, leasing, documentation, and return or other disposition thereof, regardless of whether such taxes and fees are levied against Lessor or Lessee. Such taxes and fees to be paid by Lessee shall include, without limitation, property, sales, rent, franchise, gross receipts, lease, and use taxes, and any other tax measured by gross rental payments, but shall not include net income or franchise taxes, or any similar taxes, payable by Lessor on or with respect to its receipt of rental payments or other payments hereunder. Personal Property Taxes shall be reasonably estimated by Lessor and billed to Lessee as of the date of assessment each year. Upon receipt by Lessor of the final personal property tax assessment and invoice, Lessor shall invoice or credit Lessee, as applicable, for any differences of such final assessment and Lessor's original estimate. Lessor shall have the right, but not the obligation, to pay any such taxes or fees regardless of whether levied against Lessor or Lessee. Any and all sales taxes levied against Lessor's purchase of Equipment which are not paid by Lessee shall be added to the total Cost of such Equipment as specified on the Schedule under which such equipment is added to this Lease. With the exception of taxes and fees which are added to the total Cost of Equipment hereunder, Lessee shall reimburse Lessor within five (5) days after receipt of invoice from Lessor specifying the amount of, and reason for, any payment by Lessor of amounts for which Lessee is liable under this Paragraph 10. Lessee shall timely prepare and file all reports and returns which are required to be made with respect to such taxes and/or fees, and all such reports shall show Lessor as owner of the Equipment.

    11. ASSIGNMENTS AND SUBLEASES Lessee shall not assign this Lease or Lessee's rights hereunder, or sublease any Equipment, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, but shall be subject to due diligence by Lessor. Lessor and Lessee agree that any purchase of all or substantially all of Lessee's Assets and any merger or consolidation of another corporation into or with

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Lessee regardless of whether Lessee is the surviving entity where immediately following such transaction more than 50% of Lessee's voting securities are held by persons who are not stockholders of Lessee immediately prior to such transacti9n, or any transaction in which a person acquires from Lessee voting securities representing more than 50% of Lessee's outstanding voting securities shall be deemed to be an assignment. Lessor shall have the right, in its sole discretion, to assign this Lease or any part hereof. In particular, Lessee acknowledges that it is Lessor's intention to assign this Lease to one or more limited partnerships with which Lessor is affiliated, that upon any such assignment the sole liability for performance of Lessor's obligations hereunder shall fall upon such assignee, and that the limited partners of such assignee shall have no personal liability for the performance or observance of this Lease. Following any assignment by Lessor, the term "Lessor", as used herein, shall include and/or refer to Lessor's assignee, and the Equipment covered by such assignment shall be deemed to be used by Lessee under a lease agreement between Lessee and such assignee, the terms and conditions of which shall be the terms and conditions of this Lease; provided, however, that any such lease agreement shall cover only the Equipment so assigned. Subject to the foregoing, this Lease inures to the benefit of, and is binding upon, the heirs, legatees, representatives, successors and assigns of Lessee and Lessor.

    12. POSSESSION. Lessor covenants that, to the best of its knowledge, it is or will be the lawful owner of the Equipment and that, conditioned upon Lessee's performance of each of its obligations under this Lease, Lessee's use of the Equipment shall not be interrupted by Lessor or persons action through Lessor, except as provided in Paragraph 15.

    13. USE AND INDEMNITY. Lessee shall use the Equipment in Lessee's business. Lessee agrees not to allow the Equipment to be used by other than its employees, consultants and agents. Lessee acknowledges that the Equipment is leased for commercial purposes and not for personal use. Lessee agrees to indemnify and hold Lessor, and Lessor's agents, servants, successors and assigns, harmless against any and all claims (including, without limitation, claims relating to environmental discharge, clean-up or compliance to environmental laws and regulations or to the use of hazardous materials), actions, liabilities and expenses of any nature, including court costs and attorney fees, arising in connection with the manufacture, purchase, delivery installation, operation, use, ownership, maintenance, storage, relocation, and return of the Equipment, except to the extent any such claims, actions, liabilities and expenses result from the gross negligence, willful misconduct of Lessor. The foregoing indemnity shall continue in full force and effect notwithstanding the termination of this Lease, whether by expiration of time,

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operation of law or otherwise.

    14. LOCATION. Lessee shall keep the Equipment within the continental United States and at its place of business as specified above or on the Schedules. Lessee shall not permit any Equipment to be moved to a new location without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

    15. RIGHT OF INSPECTION. Lessor and its agents shall have the right, at any time during normal business hours, to inspect and photograph the Equipment, to review all maintenance records related to the Equipment and, during the last ninety (90) days of the rental term of each respective Schedule, to demonstrate the Equipment specified thereon to prospective purchasers; provided, however, Lessor shall give five days notice to Lessee of any such demonstration.

    16. MAINTENANCE. Lessee shall exercise due and proper care in the use, repair and servicing of the Equipment. Lessee shall, at its own expense, make all repairs and replacements required to maintain the Equipment in good working condition in accordance with manufacturers' specifications and Lessor's requirements, reasonable wear and tear excepted, and shall pay all other operating expenses relating to the Equipment. Lessee shall have the right, upon ten (10) days prior written notice to Lessor, to make any alterations, additions or improvements which do not render the Equipment in such a condition that it cannot, prior to the expiration or other termination of this Lease, be restored to its original condition, reasonable wear and tear alone excepted; provided that no such alteration, addition or improvement shall be made by Lessee if as a result thereof any warranties made by the supplier of the Equipment would be canceled or terminated. If Lessee does not exercise its option to purchase the Equipment, as specified in Paragraph 17, or if Lessee should become in default of any of its obligations hereunder, Lessee shall restore the Equipment to its original condition, reasonable wear and tear alone excepted, prior to the expiration or other termination of each respective Schedule. All replacement parts and additions incorporated to the Equipment shall become the property of Lessor; provided, however, that Lessor shall transfer to Lessee title to any alterations, additions and improvements which were made by Lessee at its own expense to (i) each item of Equipment which Lessee has restored to its original condition as specified in this Paragraph 16, and (ii) each item of Equipment purchased by Lessee pursuant to the provisions of Paragraph 17. Lessee agrees to maintain and provide upon request of Lessor all internal maintenance reports relating to the Equipment.

    17. PURCHASE OPTION. Upon written notice to Lessor not less than 90 days prior to the expiration of the Noncancellable

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Term for Equipment covered by a Schedule, if Lessee has fulfilled all of its obligations hereunder, Lessee shall have the right to purchase all, but not less than all, of the Equipment covered by such Schedule, for Fair Market Value (as defined below) as such term is adopted and recognized by the American Society of Appraisers (plus applicable taxes). Should Lessor and Lessee fail to agree upon the fair market value purchase price of such Equipment, said price shall be determined by an independent appraiser, and the cost of such appraisal shall be borne equally by both Lessor and Lessee. Notwithstanding the date on which Lessee exercises this option, Lessee shall acquire no rights of title to any Equipment, nor shall any Equipment be transferred to Lessee, until the expiration of the Noncancellable Term for the Schedule on which such Equipment is specified. Lessee shall remain liable for all rental payments and other obligations until the expiration of the Noncancellable Term. Any Equipment sold by Lessor shall be sold "as is", "where is", and with no warranties, express or implied, including without limitation implied warranties of merchantability and fitness for any particular purpose, other than with respect to Lessor's clear title to such Equipment and absolute right to convey same to Lessee subject to matters that have arisen by acts of Lessee. "Fair Market Value" is defined as the estimated amount at which the property would be expected to exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts, and with equity to both.

    18. RETURN OF EOUIPMENT. Upon 90 days written notice to Lessor, in the event Lessee has not exercised its Purchase Option as specified in Paragraph 17, after such notification and upon the expiration or termination of the Noncancellable Term, Lessee shall, at Lessee's sole expense, properly pack and return the Equipment, insured, unencumbered and in the same condition as when received by Lessee, reasonable wear and tear alone excepted, by such carriers as Lessor shall approve and to such place as designated by Lessor. Should Lessee fail to return the Equipment as directed above, all obligations of Lessee under this Lease, including rental payments, shall remain in full force and effect during the holdover period.

    19.  FINANCIAL STATEMENTS

         a. Lessee shall provide to Lessor the financial statements specified in this subparagraph 19 (a), prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"); provided, however, that after the effective date of the initial registration statement covering a public offering of Lessee's securities, the term "Financial Statements" shall be deemed to refer only to those statements required by the Securities and Exchange Commission, to be provided no less frequently than

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quarterly.

              (i)  As soon as practicable (and in any event within forty five
(45) days after the end of each quarter), a reasonably detailed balance sheet as of the end of such month and the related statements of income or loss, cash flow and capital structure of the Lessee during such quarter (including the commencement of any material litigation by or against Lessee), certified by Lessee's Chief Executive Officer or Chief Financial Officer fairly to present the data reflected therein.

              (ii) As soon as practicable (and in any event within one hundred twenty (120) days after the end of each fiscal year, audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit, cash flows and capital structure of Lessee for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and opinion of the independent certified public accountants of recognized national standing selected by Lessee.

         b. Lessee shall promptly furnish to Lessor any additional information (including but not limited to tax returns, income statements, balance sheets, and names of principal creditors) as Lessor reasonably believes necessary to evaluate Lessee's continuing financial obligations (the "Additional Information")

         c. Lessor agrees to preserve the confidentiality of all information provided to it hereunder by Lessee regarding the Lessee and its business which Lessee designates in writing as confidential and which is otherwise not generally known.

    20. TAX INDEMNIFICATION. Lessee acknowledges that this Lease has been entered into on the basis that Lessor or Lessor's designee intends to claim such depreciation, interest deductions and other tax benefits as are provided to an owner of Equipment under the Internal Revenue Code of 1986, as amended (the "Code") (the "Tax Benefits") . If Lessor or Lessor's designee shall not have the right to claim or there shall be disallowed or recaptured with respect to Lessor or Lessor's designee, all or any portion of the Tax Benefits as a result of an act or failure to act by Lessee in contravention with any of the terms and conditions of the Lease, Lessee shall promptly pay to Lessor or Lessor's designee, an amount which, on an after-tax basis1 will compensate Lessor or Lessor's designee for the value of the lost Tax Benefits. The Tax Benefits shall be deemed to have been disallowed or recaptured upon the earliest of (i) the adjustment by a taxing authority of the tax return of Lessor to reflect such loss; or (ii) the payment by Lessor to the Internal Revenue Service or state taxing authority of the tax increase resulting

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from such lost Tax Benefits. Lessor or Lessor's designee shall be deemed not to have the right to claim the Tax Benefits if, in the opinion of Lessor's independent tax counsel, which counsel and form of opinion shall be reasonably acceptable to Lessee, there is no reasonable basis for claiming the Tax Benefits.

    21. NO REPRESENTATION Lessor assumes no liability as to the treatment by Lessee of this Lease, the Equipment or the rental payments for financial statement or tax purposes.

    22. RISK OF LOSS Lessee assumes the entire risk of loss, theft and damage of the Equipment from any cause whatsoever, and no such event shall relieve Lessee of any obligation under this Lease. Lessee shall notify Lessor in writing within ten (10) days after any such event. Lessee agrees that Lessor shall have the following remedies upon each occurrence of the following events:

         a. In the case of damage of any kind whatsoever to any item of Equipment (unless such item is damaged beyond repair), Lessee shall, at Lessee's sole expense and with Lessor's reasonable consent, (i) restore such Equipment to its original condition, reasonable wear and tear alone excepted, or (ii) replace it with like equipment of the same or later model in good condition. Upon Lessee's replacement of any Equipment as specified in this subparagraph 22 (a) (ii), Lessor shall transfer title to such replaced Equipment to Lessee.

         b. If any item of Equipment is determined by Lessor to be damaged beyond repair, or if Lessor has reasonable cause to believe that any item of Equipment is stolen or lost and such item is not returned to its proper location within thirty (30) days after notice thereof to Lessee, Lessee shall, with Lessor's reasonable consent, immediately pay to Lessor: (i) the amount required to replace such item with like equipment of the same or later model in good condition, in which case Lessor shall replace such item, and rental payments shall continue throughout the Lease Term without any interruption, or (ii) the aggregate unpaid rent due for the balance of the rental term for the items of' Equipment involved, discounted to present value at the then current Treasury Bill rate, not to exceed six percent (6%) per annum; the then estimated fair market value of the items of Equipment involved, calculated as of the expiration of the Lease Term (the "Residual Value"), discounted to present value at the then current Treasury Bill rate, not to exceed six percent (6%) per annum; any tax payments or indemnification for which Lessee is liable under Paragraphs 10 and 20; and any other amounts for which Lessee is liable under this Lease. Upon payment under subparagraph 22 (b) (ii), this Lease shall terminate with respect to the items paid for, and Lessee shall become entitled to such items "as is" and "where is" without any warranty, express or implied.

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    c.   Any proceeds paid to Lessor from the Personal Property Insurance specified in subparagraph 23 (a) (i) shall be applied to Lessee's obligations under this Paragraph 22.

    23.  INSURANCE.

         a. Lessee shall, at its own expense, maintain the following types of insurance, with companies with an A-5 best rating or better, acceptable to Lessor, until such time as Lessee has returned the Equipment as specified in Paragraph 18:

              (i) Personal Property Insurance on all property owned by Lessee (including but not limited to all of the Equipment), in an agreed amount based upon the following:

                   (A) Standard All Risk Property Insurance, including boiler and machinery insurance, earthquake insurance and flood insurance if any Equipment is located in an identified "flood hazard area," in which flood insurance has been made available pursuant to the National Flood Insurance Act of 1968;

                   (B) The amount of such insurance shall be not less than the greater of the fair market value or the full undepreciated replacement value of the Equipment. The Amount of such insurance allocable to loss or damage or personal property shall not have a deductible in excess of two thousand dollars ($2,000.00) per occurrence.

                   (C) Such insurance shall contain an endorsement issued by the insurer (as opposed to a certificate issued by an agent of the insurer) in which Lessor is named as Loss Payee with respect to the Equipment, and shall set aside the amount stated in subparagraph 23 (a) (i) (B) for the sole benefit of, and payable directly to, Lessor.

              (ii) Employee Dishonesty Insurance payable to. Lessor with respect to the theft of the Equipment.

              (ii) Business interruption insurance in an amount at all times equal to the total rental payments to become due during the six months following the date of calculation. In the event of any interruption of Lessee's business, the amount payable to Lessor shall be equal to the actual loss of rental payments suffered by Lessor as the result of such interruption, and shall be payable to Lessor within thirty (30) days from the date of loss, and on a month-to-month basis thereafter, until Lessee's business is returned to a fully operational state, plus ninety (90) days.

              (iii) Commercial General Liability Insurance covering bodily injury (including death) and property damage, naming Lessor, its directors, officers, agents and employees as

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an Additional Insured on all policies (evidenced by an endorsement issued by the insurer (as opposed to a certificate issued by an agent of the insurer)), and providing total limits in amounts as are at the time carried by entities engaged in the same or similar business as Lessee and which are similarly situated, but in no event less than two million dollars ($2,000,000.00) for combined single limit occurrence. All such policies shall cover any injury or damage occasioned by, or occurring upon, Lessee's premises, products, operations and, at Lessor's option, explosion, collapse and underground hazards. All such policies shall contain contractual liability coverage including all liability assumed under this agreement, and a cross liability clause providing that such insurance shall, except with respect to the limits of liability, apply separately to each insured.

              (iv) Workers compensation insurance.

              (v) Key Person Life Insurance on James S. Burns in an amount at all times equal to the total rental payments due and to become due under this Lease, naming Lessor or its Assignee as Collateral Assignee. Lessee shall obtain said insurance prior to any funding by Lessor and shall maintain said insurance for the entire Lease Term. If, at any time during the Lease Term, such named individual's employment with Lessee should terminate in such a manner that Lessor is unable to collect the proceeds of said Key Person Life Insurance, Lessee shall cancel such policy and substitute therefore a Key Person Life Insurance Policy on an employee reasonably selected by Lessor.
If Lessee is not in default of this Lease and Lessor is in receipt of any proceeds from said Key Person Life Insurance, said proceeds shall be applied, in the following order, to (A) Lessee's rental and other obligations due the last month of the Lease Term and then to each successively preceding month, discounted to present value at the then current Treasury Bill rate, not to exceed six percent (6%) per annum, (B) any amounts for which Lessee is liable under Paragraphs 10 and 20 of this Lease, and (C) any other amounts for which Lessee is liable. Any excess, after all such obligations have been discharged, shall be paid to Lessee without interest.

         b. All insurance specified in this Paragraph 23 shall be primary over, and in no event shall, any insurance carried by Lessor be called upon to contribute to any loss relating to or arising out of this Lease. All insurance shall be in effect, and shall be evidenced by policies and/or endorsements delivered to Lessor no later than twenty (20) days after the date upon which Lessee executes this Lease. Notwithstanding anything to the contrary contained in this Lease, Lessor shall have no obligation to purchase any Equipment until all policies are in place. All such policies shall provide for at least thirty (30) days' prior written notice to Lessor in the event of any cancellation, non-renewal or material change in coverage, and

Lessor shall receive a copy of any and all endorsements or other documentation relating to such policies.

         c. Should Lessee, at any time during the Lease Term, be without sufficient insurance, as determined by Lessor in accordance with the provisions of this Paragraph 23, Lessee appoints Lessor as its agent to obtain such coverage, and promises to pay to Lessor the entire cost of such coverage.

    24. DEFAULT. Time is of the essence of this Lease and each of its provisions. Lessee shall be in default immediately upon the occurrence of any of the following events:

         a. Nonpayment, by the due date specified herein, of any rental or other payment required of Lessee under the terms of this Lease, and such nonpayment shall continue for a period of five (5) business days;

         b. Noncompliance with any or all of the provisions of Paragraph 23, and such noncompliance shall continue for a period of five (5) business days after notice thereof is given to Lessee;

         c. If Lessor shall determine that Lessee has made a misstatement or false statement of, or omitted to state, a material fact in connection with the execution, performance or nonperformance of this Lease or any Schedule, or if any representation or warranty of Lessee in this Lease or the Acceptance Certificate for any item of Equipment is inaccurate or false but only if the effect of same has a material and adverse effect on the business or financial condition of the Lessee;

         d. If Lessee, without Lessor's prior written consent shall have attempted to remove, part possession with, sell transfer, encumber, assign or sublet the Equipment or Lessee's interest under this Lease; or if Lessee shall have attempted to convert any interest of Lessor arising under this Lease or any purchase order, or resulting from the purchase of Equipment;

         e. If Lessee shall encumber, without Lessor's prior written consent, other than for valid business purposes during the normal course of business with respect to license agreements or similar agreements, sell, transfer or assign Lessee's rights, title and interest in all patents, patent applications, invention disclosures, copyrights, copyright applications, trademarks (including service marks), trademark registrations, trade names, computer software and hardware, microcode and source code, trade secrets, know-how and processes owned by Lessee (hereinafter referred to as "Intellectual Property");

         f.   If any of Lessee's credit or financial
information submitted to Lessor prior or subsequent to execution of this Lease (including but not limited to due diligence materials, Financial Statements and Additional Information) contains any misstatement or false statement of a material fact, or fails to state therein any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading but only if the effect of same has a material adverse effect on Lessee's ability to satisfy its obligations under this Agreement;

         g. If in the determination of Lessor the present fair salable value of Lessee's assets is less than the amount that will be required to pay the probable liability on Lessee's existing debts as they become absolute and matured;

         h. If any single judgment for payment of money damages in excess of fifty thousand dollars ($50,000.00), or aggregate judgments for payment of money damages in excess of one hundred fifty thousand dollars ($50,000.00), shall be rendered against Lessee and shall remain undischarged for a period of sixty (60) days, during which period execution shall not effectively stayed;

         i. If any substantial part of Lessee's property shall remain subjected to any levy, seizure, involuntary assignment, attachment, application or sale for or by any creditor or governmental agency;

         j. If any single indebtedness of Lessee exceeding the sum of two hundred fifty thousand dollars ($250,000.00), or aggregate indebtedness exceeding the sum of five hundred thousand dollars ($500,000.00), under any other lease or contract for the borrowing of money or on account of the deferred purchase price of property shall be accelerated, or subject to acceleration upon the giving of notice, passage of time or both as a result of a default by Lessee, or the obligee with respect to such indebtedness shall exercise any other remedy it may have as a result of such default;

         k. If an order, judgment or decree shall be entered by any court having jurisdiction for (i) relief in respect of Lessee in an involuntary case under any applicable bankruptcy, insolvency or other similar law (as now or hereafter in effect), (ii) appointing of receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) for Lessee or for any substantial part of its property, or sequestering any substantial part of the property of Lessee, or (iii) liquidating of Lessee's affairs, and any such order, judgment or decree shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or if Lessee shall seek relief of any kind under any such law or consent to any of the foregoing; or

         l. Nonperformance of any of Lessee's obligations other than those described in this Paragraph 24, and such nonperformance shall continue for a period of twenty (20) days after notice thereof is given to Lessee.

    25. REMEDIES. In the event of any default by Lessee, or upon termination prior to the expiration of this Lease, Lessor or its agent shall have the right, without demand or prior notice, in Lessor's sole discretion, to exercise any one or more of the following remedies in addition to any other remedies available to Lessor under applicable law:

         a. To declare the entire amount of rent hereunder during the remainder of the Lease Term immediately due and payable;

         b. To enforce Lessee's performance or recover damages for Lessee's default as specified in Paragraph 26;

         c. To take possession of any or all items of Equipment and, in Lessor's sole discretion, with or without any court order or other process of law. This Lease shall terminate if all defaults on the part of Lessee are not cured within five (5) days after such taking of possession; however, such taking of possession and termination of this Lease shall not relieve Lessee of its obligations to pay rent and other amounts due hereunder. Lessee waives any and all damages occasioned by such taking of possession.

         d. To pursue any and all remedies available at law by reason of Lessee's default.

    26. DAMAGES. Lessor's damages, in the event of default by Lessee, shall include without limitation: (i) the unpaid balance of rent and all other amounts due and to become due hereunder, discounted to present value at then current Treasury Bill rate, not to exceed six percent (6%) per annum, (ii) the Residual Value (as defined in Paragraph 22), discounted to present value at the then current Treasury Bill rate, not to exceed six percent (6%) per annum, (iii) indemnification for any Loss of Tax Benefits under Paragraph 20,
(iv) costs of repossession and repairs and lease or sale to a third party, plus (v) all other expenses including court cost and attorney fees. Lessor's obligation to mitigate said damages shall be limited as follows:

         a. Lessor shall make best efforts to mitigate its damages by re-leasing the Equipment to a third party, and any rentals received in consideration for such third party's use of said Equipment during any period of the Lease Term shall be applied only to that portion of Lessor's damages resulting from loss of rentals that Lessor would have received from Lessee during the same period had Lessee not become in default. Amounts received from such third party shall be applied in mitigation of Lessor's damages only to the extent such amounts are payable in connection with such third party's periodic rental obligations as specified in the preceding sentence; in no event shall any other amount received from such third party, including without limitation as a security deposit or as an advance on periodic rental obligations, be applied in mitigation of Lessor's damages hereunder.

         b. Lessor shall have no obligation to sell any of the Equipment; however, any amounts received from a sale to a third party shall be applied to Lessor's damages as specified in this paragraph 26.

    27. CHOICE OF LAW. THIS LEASE SHALL BE DEEMED TO HAVE BEEN MADE AND ACCEPTED AND PERFORMED IN THE COUNTY OF SAN FRANCISCO, IN THE STATE OF CALIFORNIA, WHERE THE LESSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. THIS LEASE AND ALL TRANSACTIONS HEREUNDER, AND ALL RIGHTS AND LIABILITIES OF THE PARTIES HERETO, SHALL BE DETERMINED AND GOVERNED AS TO THE VALIDITY, INTERPRETATION, ENEORCEMENT AND EFFECT BY THE LAWS OFTHE STATE OF CALIFORNIA. THE LESSEE HEREBY CONSENTS, IN ALL ACTIONS AND PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY FROM THIS LEASE, TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA OR ANY STATE COURT LOCATED WITHIN SAN FRANCISCO COUNTY IN THE STATE OF CALIFORNIA. LESSEE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE. IN ADDITION, ANY CLAIM OR DISPUTE ARISING UNDER OR RELATING TO THIS LEASE MAY, AT LESSOR'S DISCRETION, BE SUBMITTED TO BINDING ARBITRATION IN SAN FRANCISCO, CALIFORNIA PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

    28.  MISCELLANEOUS.

         a. If more than one Lessee is named in or added to this Lease, the liability of each shall be joint and several.

         b. The rent shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by Lessor, or for any other reason.

         c. All notices related hereto shall be mailed to Lessor or Lessee at its respective address as specified on page one of this Lease, or at such other address as either party may designate upon ten days written notice to the other party.

         d. Paragraph titles are solely for convenience and are not an aid in the interpretation of this Lease.

         e. A representative of Lessor shall have the right to meet with Lessee's Chief Executive Officer and Chief Financial Officer once each quarter throughout the lease term to review and discuss the operating performance and financial condition of the Company. The Lessor shall further be entitled to consult with and advise such officers on significant business issues of the Lessee, including management's proposed annual and quarterly operating plans, key personnel decisions, etc.

    The Lessee shall invite a representative of the Lessor to attend all meetings of the Lessee's Board of Director in a non-voting observer capacity and shall provide such representative with the same notice of each meeting as is provided to the members of the board of directors.

    Lessee shall' provide to Lessor copies of all notices, minutes, consents and other material that it provides to its directors at the same time they are delivered to the directors.

    29. RIGHT OF FIRST OFFER Lessee shall provide Lessor with all requests for additional equipment lease financing prior to the time that such requests are provided to other financing sources. Should Lessor and Lessee fail to agree on the terms and conditions of such financing, then Lessee may accept a funding source other than Lessor.

    30.  LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS   If Lessee shall fail
duly and promptly to perform any of its obligations under this Lease, Lessor may, at its option and at any time, perform the same without waiving any default on the part of Lessee, or any of Lessor's rights. Lessee shall reimburse Lessor, within five (5) days after notice thereof is given to Lessee, for all expenses and liabilities incurred by Lessor in the performance of Lessee's obligations.

    31. NONWAIVER. Lessor's failure at any time to require strict performance by Lessee shall not constitute waiver of, or diminish, Lessor's right to demand strict compliance with any provision of this Lease. Waiver by Lessor of any default shall not constitute waiver of any other default. Lessor's rights are cumulative and not alternative.

    32. SURVIVAL OF OBLIGATIONS All agreements, covenants, representations and warranties of Lessee contained in this Lease or in the Schedules or other documents delivered pursuant hereto or in connection herewith shall survive the execution and delivery, and the expiration or other termination of this Lease.

    33. SEVERABILITY If any provision or remedy herein provided is determined invalid under applicable law, such provision shall be inapplicable and deemed omitted; but the remaining provisions, including remaining default remedies, shall be given effect in accordance with their manifest intent.

    34. UPGRADES, ADDITIONS AND ATTACHMENTS. Any added memory, upgrades, additions and attachments to Equipment previously placed under this Lease shall, upon approval by Lessor, be included on a Schedule, with a Noncancellable Term that is co-terminus with the Equipment to which such added memory, upgrade, addition or attachment is being attached.

    35. ENTIRE AGREEMENT This instrument constitutes the entire agreement between the parties and may not be modified except in writing executed by Lessor and Lessee. No supplier or agent of Lessor is authorized to bind Lessor or to waiver or modify any term of this Lease.

         The undersigned representative of Lessee affirms that he or she has read and understood this Lease and is duly authorized to execute this Lease on behalf of Lessee and that, if Lessee is a corporation, this Lease is entered into with consent of Lessee's Board of Directors and stockholders if so required.

         In witness whereof, the parties hereto execute this noncancellable Lease as of the effective date.

LESSEE:                                      LESSOR:

OSIRIS THERAPEUTICS, INC.                    DOMINION VENTURES, INC.

By: /s/ James S. Burns                        By: /s/
   ----------------------                         --------------------

                                      EXHIBIT A

    New and/or used furniture, test, laboratory, production, equipment all subject to the approval of Lessor. All other equipment subject to approval by Lessor.

                 FIRST AMMENDMENT TO MASTER LEASE AGREEMENT NO 10070

This first Amendment dated March 3, 1995, to Master Lease Agreement No 10070 dated February 28, 1994 ("the Lease") is entered into by and between Osiris Therapeutics, Inc., ("Lessee") and Dominion Ventures, Inc., ("Lessor")

WHEREAS, Lessee has requested that additional equipment purchased under the Master Lease Line:

NOW THEREFORE, the parties hereto agree to amend the Lease as follows:

    1. The Funding Expiration Date of February 27 1995 as set forth on Page 1 of the Lease shall be amended to be April 30, 1995

Except as specifically provided herein, all terms and conditions of the Lease shall remain in full force and effect, without waiver or Modification

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the date first written above.

    LESSEE:             OSIRIS THERAPEUTICS, INC.

                        By: /s/ Nancy G. Rubin
                            ----------------------

                        Title: Director Finance & Administration
                               ---------------------------------

    LESSOR:             DOMINION VENTURES, INC.

                        By: /s/
                            ----------------------------------

                        Title: CFO
                               --------------------------------

         SECOND AMENDMENT TO MASTER LEASE AGREEMENT NO. 10070

This Second Amendment dated June 20, 1995, to Master Lease Agreement No. 10070 dated February 28, 1994 (the "Lease"), is entered into by and between Osiris Therapeutics, Inc. (the "Lessee") and Dominion Ventures, Inc. (the "Lessor").

WHEREAS, the Funding Expiration Date as set forth in the Lease has expired.

NOW THEREFORE1 the parties hereto agree to amend the Lease as follows:

    l. The Master Lease Line shall be increased by $2,800,000.00 for a total of $3,393,458.33.

    2. The Funding Expiration Date of April 30, 1995 as set forth in the First Amendment to the Lease shall be amended to March 31, 1996.

    3. The Advance Rental Amount specified on page 1 of the Lease shall be increased by $76,815.20 (plus applicable taxes) for a total of $114,915.20, which shall be paid to Lessor upon execution of the Second Amendment and shall be credited to the last complete calendar month's rent for each item of Equipment, subject to the conditions set forth in paragraph 6 of the Lease.

    4. The Initial Term set forth on Page 1 of the Lease shall be amended to 48 months for lab equipment and 36 months for computers and furniture with respect to Equipment purchased under the $2,800,000 extension.

    5. The Rental Factor set forth on Page 1 of the Lease shall be amended to 3.289% for 36-month equipment and 2.607% for 48-month equipment with respect to Equipment purchased under the $2,800,000.00 extension.

       Except as specifically provided herein, all terms and conditions of the Lease shall remain in full force and effect, without waiver or modification.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the date first written above.

                           LESSEE: OSIRIS THERAPEUTICS, INC.

                                   By: /s/ James S. Burns
                                       ----------------------
                                   Its: President & CEO
                                        ----------------------

                           LESSOR: DOMINION VENTURES, INC.

                                   By: /s/
                                       ------------------------
                                   Its: CFO
                                       ------------------------


                                      2